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                                                                     Exhibit 4.1

                                PL BRANDS, INC.
                            SUBSCRIPTION AGREEMENT

The undersigned (hereinafter "Subscriber") hereby confirms his/her/its subscription for the purchase of shares of common stock, par value $.001 per share (the "Common Stock"), of PL Brands, Inc., a Delaware corporation (the "Company"), as described below.

In connection with this subscription, the Subscriber and the Company agree as follows:

1.   Sale and Purchase of Securities.

     (a) The Company hereby agrees to sell to the Subscriber and the Subscriber hereby agrees to purchase from the Company the number of shares (the "Securities") of Common Stock of the Company set forth on the signature page hereof at a price of $____ per share. The Subscriber has hereby delivered and paid to the Company concurrently herewith the purchase price (the "Purchase Price") set forth on the signature page hereof required to purchase the Securities subscribed for hereunder (which amount has been paid in U.S. Dollars). The Subscriber understands and acknowledges that this subscription is part of a proposed placement by the Company of up to 1,000,000 shares of Common Stock at $3.00 per share.

     (b) At such time as the Company shall determine, the Company shall establish and inform the Subscriber of the date upon which the Purchase Price and this subscription was accepted by the Company (the "Closing Date") or rejected in whole or in part.

     (c) Promptly after the Closing Date, the certificate representing the Securities purchased by the Subscriber will be delivered by the Company to the Subscriber.

2. Representations and Warranties of Subscriber. The Subscriber represents and warrants to the Company as follows:

     (a) The Subscriber is an "accredited investor" as defined by Rule 501 under the Securities Act of 1933, as amended (the "Act"), and the Subscriber is capable of evaluating the merits and risks of the Subscriber's investment in the Company and has the capacity to protect the Subscriber's own interests.

     (b) The Subscriber understands that the Securities to be purchased have not been, and will not be, registered under the Act or the securities laws of any state by reason of a specific exemption from the registration provisions of the Act and the applicable state securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Subscriber's representations as expressed herein.

     (c) Subscriber acknowledges and understands that the Securities are being purchased for
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investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of the Securities for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing the Securities made in full compliance with all applicable provisions of the Act, the rules and regulations promulgated by the Securities and Exchange Commission ("SEC") thereunder, and applicable state securities laws; and that the Securities are not liquid investments. The Company has no obligation or intention to register the Securities for resale at this time, nor has the Company made any representations, warranties, or covenants regarding the registration of the Securities or compliance with Regulation A or some other exemption under the Act.

     (d) The Subscriber acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available. The Subscriber is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of Securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the Securities, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of Securities being sold during any three-month period not exceeding specified limitations. The Subscriber acknowledges that the Subscriber is not relying on the Company in any way to satisfy the conditions precedent for limited resale of Securities pursuant to Rule 144 under the Act.

     (e) The Subscriber acknowledges that the Subscriber has had the opportunity to ask questions of, and receive answers from the Company or any person acting on its behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been required by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by the Subscriber. In connection therewith, the Subscriber acknowledges that the Subscriber has had the opportunity to discuss the Company's business, management and financial affairs with the Company's management or any person acting on its behalf. The Subscriber has received all the information, both written and oral, that it desires. Without limiting the generality of the foregoing, the Subscriber has been furnished with or has had the opportunity to acquire, and to review, (i) copies of the Company's publicly available documents, and (ii) all information, both written and oral, that it desires with respect to the Company's business, management, financial affairs and prospects, including the proposed acquisition of the business and assets of Oth.net, Inc. In determining whether to make this investment, the Subscriber has relied solely on the Subscriber's own knowledge and understanding of the Company and its business based upon the Subscriber's own due diligence investigations and the information furnished pursuant to this paragraph. The Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this paragraph and the Subscriber has not relied on any other representations or information.

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     (f) The Subscriber has all requisite legal and other power and authority to execute and deliver this Subscription Agreement and to carry out and perform the Subscriber's obligations under the terms of this Subscription Agreement. This Subscription Agreement constitutes a valid and legally binding obligation of the Subscriber, enforceable in accordance with its terms, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other general principals of equity, whether such enforcement is considered in a proceeding in equity or law.

     (g) The Subscriber has not, and will not, incur, directly or indirectly, as a result of any action taken by the Subscriber, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Subscription Agreement.

     (h) To the extent the Subscriber deems necessary, the Subscriber has reviewed with the Subscriber's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Subscriber relies solely on such advisors and not on any statements or representations of the Company or any of its agents. The Subscriber understands that the Subscriber (and not the Company) shall be responsible for the Subscriber's own tax liability that may arise as a result of this investment or the transactions contemplated by this Subscription Agreement.

     (i) This Subscription Agreement does not contain any untrue statement of a material fact concerning the Subscriber.

     (j) There are no actions, suits, proceedings or investigations pending against the Subscriber or the Subscriber's properties before any court or governmental agency (nor, to the Subscriber's knowledge, is there any threat thereof) which would impair in any way the Subscriber's ability to enter into and fully perform the Subscriber's commitments and obligations under this Agreement or the transactions contemplated hereby.

     (k) The execution, delivery and performance of and compliance with this Subscription Agreement, and the issuance of the Securities will not result in any material violation of, or conflict with, or constitute a material default under, any of Subscriber's articles of incorporation or bylaws, if applicable, or any of the Subscriber's material agreements nor result in the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of the Subscriber or the Securities.

     (l) Subscriber acknowledges that the Securities are speculative and involve a high degree of risk and that the Subscriber can bear the economic risk of the purchase of the Securities, including a total loss of his/her/its investment.

     (m) The Subscriber recognizes that no federal, state or foreign agency has recommended or endorsed the purchase of the Securities.

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     (n) Subscriber is aware that the Securities are and will be, when issued,
"restricted securities" as that term is defined in Rule 144 of the general rules and regulations under the Act.

     (o) Subscriber understands that any and all certificates representing the Securities and any and all securities issued in replacement thereof or in exchange therefor shall bear the following legend, or one substantially similar thereto, which Subscriber has read and understands:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for these securities under the Securities Act of 1933 or an opinion of the Company's counsel that registration is not required under said Act."

     (p) In addition, the certificates representing the Securities, and any and all securities issued in replacement thereof or in exchange therefor, shall bear such legend as may be required by the securities laws of the jurisdiction in which the Subscriber resides.

     (q) Because of the restrictions imposed on resale, Subscriber understands that the Company shall have the right to note stop-transfer instructions in its stock transfer records, and Subscriber has been informed of the Company's intention to do so. Any sales, transfers, or any other dispositions of the Securities by Subscriber, if any, will be in compliance with the Act.

     (r) Subscriber acknowledges that Subscriber has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision.

     (s) Subscriber represents that (i) Subscriber is able to bear the economic risks of an investment in the Securities and to afford the complete loss of the investment; and (ii) (A) Subscriber could be reasonably assumed to have the capacity to protect his/her/its own interests in connection with this subscription; or (B) Subscriber has a pre-existing personal or business relationship with either the Company or any affiliate thereof of such duration and nature as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of the Company or such affiliate and is otherwise personally qualified to evaluate and assess the risks, nature and other aspects of this subscription.

     (t) Subscriber further represents that the address set forth below is his/her principal residence (or, if the Subscriber is a Company, partnership or other entity, the address of its principal place of business); that Subscriber is purchasing the Securities for Subscriber's own account and not, in whole or in part, for the account of any other person; Subscriber is purchasing the Securities for investment and not with a view to public resale or distribution; and that Subscriber has not formed any entity for the purpose of purchasing the Securities.

     (u) Subscriber understands that the Company shall have the unconditional right to accept or reject this subscription, in whole or in part, for any reason or without a specific reason, in the sole

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and absolute discretion of the Company (even after receipt and clearance of
Subscriber's funds). This Subscription Agreement is not binding upon the Company until accepted by an authorized officer of the Company. In the event that the subscription is rejected, then Subscriber's subscription funds will be returned without interest thereon or deduction therefrom.

     (v) The Subscriber represents that Subscriber has not received any general solicitation or general advertising regarding the purchase of the Securities.

     (w) The Subscriber is neither a U.S. Person (as hereinafter defined) nor acquiring the Securities for the account or benefit of any U.S. Person. "U.S. Person" means any natural person resident in the United States; any partnership or corporation organized or incorporated under the laws of the United States; any estate of which any executor or administrator is a U.S. Person; any trust of which any trustee is a U.S. Person; any agency or branch of a foreign entity located in the United States; any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; or, any partnership or corporation if (A) organized or incorporated under the laws of any foreign jurisdiction, and (B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts.

     (x) The Subscriber warrants and represents that any one of the statements below, next to which the Subscriber has placed his or her initials or the initials of an authorized signatory in the space designated therefor, which describe an "accredited investor", as that term is defined by Rule 501 under the Act, is true with respect to the Subscriber.

          Initial one or more of the following statements, if applicable:

     [    ]   (1)   The Subscriber is a natural person whose net worth, or joint net worth with spouse, at the time of the purchase exceeds
                    $1,000,000 (including the value of principal residence, furnishings therein and personal automobiles); or

     [    ]   (2)   The Subscriber is a natural person whose individual gross
                    income (excluding that of spouse) exceeded $200,000, or whose joint income with that person's spouse exceeded
                    $300,000, in each of the two most recent years, and who reasonably expects to exceed such income levels in the current year; or

     [    ]   (3)   The Subscriber is a director or an executive officer of the
                    Company; or

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     [    ]   (4)   The Subscriber is a bank as defined in Section 3(a)(2) of
                    the Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; or

     [    ]   (5)   The Subscriber is a broker dealer registered pursuant to
                    Section 15 of the Exchange Act; or

     [    ]   (6)   The Subscriber is an insurance company as defined in Section
                    2(13) of the Act; or

     [    ]   (7)   The Subscriber is an investment company registered under the
                    Investment Company Act of 1940; or

     [    ]   (8)   The Subscriber is a business development company, as defined in Section 2(a)(48) of the Investment Company Act of 1940;
                    or

     [    ]   (9)   The Subscriber is a small business investment company
                    licensed by the U.S. Small Business Administration under
                    Section 301(c) or (d) of the Small Business Investment Act of 1958; or

     [    ]   (10)  The Subscriber is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5 million; or

     [    ]   (11)  The Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of
                    1974 and the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, an insurance company, or a registered investment adviser, or the employee benefit plan has total assets in excess of $5 million, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors; or

     [    ]   (12)  The Subscriber is a private business development company as defined in Section 202(a)(22) of the Investment Advisors
                    Act of 1940; or

     [    ]   (13)  The Subscriber is an organization described in Section
                    501(c)(3) of the Internal Revenue Code, corporation,
                    Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Debentures, with total assets in excess of $5 million; or

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     [    ]   (14)  The Subscriber is a trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Debentures, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act; or

     [    ]   (15)  The Subscriber is an entity in which all of the equity owners are "accredited investors".

3. Representations and Warranties of the Company. The Company represents and warrants to the Subscriber as follows:

     (a) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     (b) The Company has all such corporate power and authority to enter into, deliver and perform this Subscription Agreement.

     (c) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Subscription Agreement by the Company, and the issuance and sale of the Securities to be sold by the Company pursuant to this Subscription Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

4. Indemnification. The Subscriber agrees to indemnify and hold harmless the Company, its officers, directors, employees, shareholders and affiliates, and any person acting on behalf of the Company, from and against any and all damage, loss, liability, cost and expense (including reasonable attorneys' fees) which any of them may incur by reason of the failure by the Subscriber to fulfill any of the terms and conditions of this Subscription Agreement, or by reason of any breach of the representations and warranties made by the Subscriber herein, or in any other document provided by the Subscriber to the Company. All representations, warranties and covenants of each of the Subscriber and the Company contained herein shall survive the acceptance of this subscription.

5.   Miscellaneous.

     (a) The Subscriber agrees not to transfer or assign this Subscription Agreement, or any of the Subscriber's interest herein, and further agrees that the transfer or assignment of the Securities acquired pursuant hereto shall be made only in accordance with all applicable laws.

     (b) The Subscriber agrees that the Subscriber cannot cancel, terminate, or revoke this

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Subscription Agreement or any agreement of the Subscriber made hereunder, and this Subscription Agreement shall survive the death or legal disability of the Subscriber and shall be binding upon the Subscriber's heirs, executors, administrators, successors, and permitted assigns.

     (c) The Subscriber has read and has accurately completed this entire Subscription Agreement.

     (d) This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a written execution by all parties.

     (e) This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Delaware.

     (f) Subscriber acknowledges that it has been advised to consult with his/her/its own attorney regarding this subscription and Subscriber has done so to the extent that Subscriber deems appropriate.

     (g) This Subscription Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.


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     IN WITNESS WHEREOF, the Subscriber has caused this Subscription Agreement to be executed as of the date indicated below.

Individuals:

                                         $
-----------------------------------      --------------------------------------

Number of Shares                         Purchase Price (at $3.00 per share)


-----------------------------------      --------------------------------------

Print or Type Name                       Print or Type Name


-----------------------------------      --------------------------------------
Signature                                Signature


-----------------------------------      --------------------------------------
Date                                     Date


-----------------------------------      --------------------------------------
Soc. Sec. No. (if applicable)            Soc. Sec. No. (if applicable)


-------------------------------------------------------------------------------
Address
           ________ Joint Tenancy        ________ Tenants in Common


Partnerships, Corporations or Other Entities:


-----------------------------------      --------------------------------------

Number of Shares                         Purchase Price (at $____ per share)


-------------------------------------------------------------------------------
Print or Type Name


-------------------------------------------------------------------------------
Address


-----------------------------------      --------------------------------------
Taxpayer I.D. No. (if applicable)        Date


-----------------------------------      --------------------------------------

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Signature                           Print or Type Name and Indicate
                                    Title or Position with Entity


Disposition of Subscription Agreement

     IN WITNESS WHEREOF, the Company has caused this Subscription Agreement to be executed, and the foregoing subscription accepted, as of the date indicated below.


                                PL BRANDS, INC.


                                By:  _______________________________________

                                     _______________________________________
                                     Name and Title of Authorized Officer

                                     Date: _________________________________

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